UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 23, 2005

HUSKER AG, LLC
(Exact name of registrant as specified in its charter)

Nebraska	000-49773	47-0836953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54048 Highway 20 Plainview, Nebraska	68769
(Address of principal executive offices)	(Zip Code)

(402) 582-4446
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Husker Ag Announces Distribution and Provides Tax Information to Members.

The Company’s Board of Directors has declared a distribution of $200.00 per membership unit to members of record as of December 1, 2005 for a total distribution of $3,063,600 based on 15,318 membership units issued and outstanding. The Company intends to pay the distribution on or before December 20, 2005. On November 23, 2005, the Company’s primary lender, Union Bank & Trust Company, approved this distribution in accordance with the requirements set forth in the Company’s loan documents with the bank.

On or about November 30, 2005, the Company mailed a letter to each of its members announcing the distribution. The letter also provided the Company's members with certain information related to the possible tax consequences of owning a membership interest in Husker Ag during 2005.

Attached hereto as Exhibit 99.1 and incorporated herein by this reference is a letter from the Company to each of its members announcing the distribution and providing the tax information.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1 Letter from the Company to each of its members.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUSKER AG, LLC

November 30, 2005	By:	/s/ Fredrick J. Knievel
Fredrick J. Knievel, Chairman of the Board